Exhibit 99.1

cogint Announces Fourth Quarter and Full Year 2017 Financial Results

Record Revenue and Adjusted EBITDA with Continued Margin Expansion as Company Spins Off its Data and Analytics Business

BOCA RATON, FL – March 14, 2018 – Cogint, Inc. (NASDAQ: COGT), a leading provider of information and performance marketing solutions, today announced financial results for the quarter and full year ended December 31, 2017.

“2017 was another strong year for cogint, generating sequential record revenues, strengthening gross margins, and an improving bottom line,” stated Derek Dubner, cogint’s CEO. “With approximately $30 million in cash currently on our balance sheet and the imminent spin-off of Red Violet as a dividend to our shareholders, we are excited to set the course for two strong, independent NASDAQ-listed companies as they enter the next phase of expansion.”

Fourth Quarter 2017 Financial Results

For the three months ended December 31, 2017, as compared to the three months ended December 31, 2016:

-Total revenue increased 9% to $59.2 million.

-Information Services revenue increased 27% to $20.5 million.

-Performance Marketing revenue increased 2% to $38.7 million.

-Net loss was $6.0 million (inclusive of tax benefit of $0 million and non-cash items totaling $11.0 million) compared to $5.4 million (inclusive of tax benefit of $2.5 million and non-cash items totaling $10.8 million).

-Adjusted EBITDA grew 36% to $8.6 million.

Full Year 2017 Financial Results

For the year ended December 31, 2017, as compared to the year ended December 31, 2016:

-Total revenue increased 18% to $220.3 million.

-Information Services revenue increased 41% to $78.4 million.

-Performance Marketing revenue increased 8% to $141.9 million.

-Net loss was $53.2 million (inclusive of tax benefit of $0 million and non-cash items totaling $52.8 million) compared to $29.1 million (inclusive of tax benefit of $14.0 million and non-cash items totaling $47.2 million).

-Adjusted EBITDA grew 62% to $24.2 million.

Use of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, adding back net loss from discontinued operations, interest expense, income tax benefit, depreciation and amortization, share-based compensation expense, litigation costs, acquisition and restructuring costs, write-off of long-lived assets, and other adjustments.

Conference Call

Cogint, Inc. will host a conference call on Wednesday, March 14, 2018 at 4:30 PM ET to discuss its 2017 fourth quarter and full year financial results. To listen to the conference call on your telephone, please dial (866) 270-1533 for domestic callers or (412) 317-0797 for international callers. To access the live audio webcast, visit the cogint website at www.cogint.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial (877) 344-7529 or (412) 317-0088 with the replay passcode 10117772. The replay will also be available for one week on the cogint website at www.cogint.com.

About cogint™

At cogint, we believe that time is your most valuable asset. Through powerful analytics, we transform data into intelligence, in a fast and efficient manner, so that our clients can spend their time on what matters most – running their organizations with confidence. Through leading-edge, proprietary technology and a massive data repository, our data and analytical solutions harness the power of data fusion, uncovering the relevance of disparate data points and converting them into comprehensive and insightful views of people, businesses, assets and their interrelationships. We empower clients across markets and industries to better execute all aspects of their business, from managing risk, conducting investigations, identifying fraud and abuse, and collecting debts, to identifying and acquiring new customers. At cogint, we are dedicated to making the world a safer place, to reducing the cost of doing business, and to enhancing the consumer experience.

RELATED LINKS: http://www.cogint.com

FORWARD-LOOKING STATEMENTS

This press release and the conference call contain “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether the spin-off will be completed and whether cogint and Red Violet will be two strong, independent public companies. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and the conference call and speak only as of the date of this press release and the conference call and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

COGINT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)

	December 31, 2017	December 31, 2016
ASSETS:

Current assets:
Cash and cash equivalents	$16,629	$10,089
Accounts receivable, net of allowance for doubtful accounts of $1,852 and $790 at December 31, 2017 and 2016, respectively	37,928	30,958
Prepaid expenses and other current assets	2,424	2,053

Total current assets	56,981	43,100
Property and equipment, net	1,778	1,350
Intangible assets, net	89,707	98,531
Goodwill	166,256	166,256
Other non-current assets	2,277	2,674

Total assets	$316,999	$311,911

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Trade accounts payable	$11,585	$14,725
Accrued expenses and other current liabilities	18,146	6,981
Deferred revenue	298	318
Current portion of long-term debt	2,750	4,135

Total current liabilities	32,779	26,159
Promissory notes payable to certain shareholders, net	10,837	10,748
Long-term debt, net	49,376	35,130
Acquisition consideration payable in stock	—	10,225

Total liabilities	92,992	82,262

Shareholders’ equity:
Preferred stock—$0.0001 par value, 10,000,000 shares authorized; 0 share issued and outstanding at December 31, 2017 and 2016	—	—
Common stock—$0.0005 par value, 200,000,000 shares authorized; 61,631,573 and 53,717,996 shares issued at December 31, 2017 and 2016, respectively; and 61,279,050 and 53,557,761 shares outstanding at December 31, 2017 and 2016, respectively	31	27
Treasury stock, at cost, 352,523 and 160,235 shares at December 31, 2017 and 2016, respectively	(1,274)	(531)
Additional paid-in capital	392,687	344,384
Accumulated deficit	(167,437)	(114,231)

Total shareholders’ equity	224,007	229,649

Total liabilities and shareholders’ equity	$316,999	$311,911

COGINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in thousands, except share data)

	Year Ended December 31,
	2017	2016	2015
Revenue	$220,268	$186,836	$14,091
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	147,407	133,798	10,253
Sales and marketing expenses	20,570	16,296	2,925
General and administrative expenses	76,990	54,094	44,472
Depreciation and amortization	14,193	12,631	841
Write-off of long-lived assets	3,626	4,055	—

Total costs and expenses	262,786	220,874	58,491

Loss from operations	(42,518)	(34,038)	(44,400)
Other expense:
Interest expense, net	(9,683)	(7,593)	(468)
Contingent earn-out costs	—	—	(14,300)
Other expenses, net	(1,005)	(1,497)	—

Total other expense	(10,688)	(9,090)	(14,768)

Loss before income taxes	(53,206)	(43,128)	(59,168)
Income taxes	—	(14,042)	(16,583)

Net loss from continuing operations	(53,206)	(29,086)	(42,585)
Discontinued operations:
Pretax loss from operations of discontinued operations	—	—	(1,236)
Pretax loss on disposal of discontinued operations	—	—	(41,095)
Income taxes	—	—	127

Net loss from discontinued operations	—	—	(42,458)
Less: Non-controlling interests	—	—	(508)

Net loss from discontinued operations attributable to cogint	—	—	(41,950)

Net loss attributable to cogint	$(53,206)	$(29,086)	$(84,535)

Loss per share:
Basic and diluted
Continuing operations	$(0.96)	$(0.65)	$(3.27)
Discontinued operations	—	—	(3.22)

Basic and diluted	$(0.96)	$(0.65)	$(6.48)

Weighted average number of shares outstanding:
Basic and diluted	55,648,235	44,536,906	13,036,082

Comprehensive loss:
Net loss attributable to cogint	$(53,206)	$(29,086)	$(84,535)
Foreign currency translation adjustment:
Unrealized	—	—	(130)
Realized upon the disposal of discontinued operations	—	—	130

Net comprehensive loss attributable to cogint	$(53,206)	$(29,086)	$(84,535)

COGINT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands, except share data)

	Year Ended December 31,
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to cogint	$(53,206)	$(29,086)	$(84,535)
Less: Loss from discontinued operations, net of tax	—	—	(41,950)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,193	12,631	841
Non-cash interest expenses and related amortization	3,027	2,519	151
Share-based compensation expense	33,996	29,249	34,160
Non-cash contingent earn-out costs	—	—	14,300
Non-cash loss on amendments of warrants	1,005	1,273	—
Write-off of long-lived assets	3,626	4,055	—
Provision for bad debts	2,020	772	213
Deferred income tax benefit	—	(14,129)	(16,460)
Changes in assets and liabilities:
Accounts receivable	(8,990)	(5,833)	(893)
Prepaid expenses and other current assets	(371)	2,095	(1,574)
Other non-current assets	397	(1,359)	(513)
Trade accounts payable	(3,140)	3,565	142
Accrued expenses and other current liabilities	9,815	(3,136)	1,642
Amounts due to related parties	—	—	(66)
Deferred revenue	(20)	(517)	306

Net cash provided by (used in) operating activities from continuing operations	2,352	2,099	(10,336)
Net cash used in operating activities from discontinued operations	—	—	(337)

Net cash provided by (used in) operating activities	2,352	2,099	(10,673)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,247)	(762)	(662)
Purchase of intangible assets	—	—	(250)
Capitalized costs included in intangible assets	(6,880)	(10,164)	(3,065)
Proceeds from reverse acquisition	—	—	3,569
Acquisition, net of cash acquired	—	(50)	(93,276)
Deposits as collateral	—	(1,050)	—

Net cash used in investing activities from continuing operations	(8,127)	(12,026)	(93,684)
Net cash used in investing activities from discontinued operations	—	—	(121)

Net cash used in investing activities	(8,127)	(12,026)	(93,805)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of shares, net of issuance costs	—	10,079	59,180
Proceeds from exercise of warrants by certain warrant holders	3,485	—	—
Proceeds from debt obligations, net of debt costs	13,883	(682)	52,764
Repayments of long-term debt	(4,310)	(2,250)	—
Taxes paid related to net share settlement of vesting of restricted stock units	(743)	(1,193)	—
Sale of treasury stock	—	600	—

Net cash provided by financing activities	12,315	6,554	111,944

Net increase (decrease) in cash and cash equivalents	$6,540	$(3,373)	$7,466
Cash and cash equivalents at beginning of period	10,089	13,462	5,996

Cash and cash equivalents at end of period	$16,629	$10,089	$13,462

SUPPLEMENTAL DISCLOSURE INFORMATION
Cash paid for interest	$6,706	$3,795	$3
Cash paid (refunded) for income taxes	$—	$87	$(123)
Share-based compensation capitalized in intangible assets	$1,296	$1,154	$363
Issuance of common stock to a vendor for services rendered	$—	$146	$—
Issuance of common stock to settle acquisition consideration payable in connection with Q Interactive acquisition	$10,225	$—	$—
Debt issuance costs — amendment of warrants in connection with the term loans	$(350)	$—	$—
Classification of puttable common stock that may require cash settlement as liabilities	$1,350	$—	$—
Fair value of acquisition consideration
- the reverse acquisition with Tiger Media	$—	$—	$44,112
- Fluent acquisition	$—	$—	$123,766
- Q Interactive acquisition	$—	$21,431	$—
Warrants issued in relation to the term loans	$—	$492	$1,586
Series B Preferred issued in relation to the promissory notes	$—	$—	$413

Use and Reconciliation of Non-GAAP Financial Measures

Management evaluates the financial performance of our business on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net loss, the most directly comparable financial measure based on US GAAP, adding back net loss from discontinued operations, interest expense, income tax benefit, depreciation and amortization, share-based compensation expense, litigation costs, acquisition and restructuring costs, write-off of long-lived assets, and other adjustments, as noted in the tables below.

	Year Ended December 31,
(In thousands)	2017	2016	2015
Net loss attributable to cogint	$(53,206)	$(29,086)	$(84,535)
Net loss from discontinued operations attributable to cogint	—	—	41,950
Interest expense, net	9,683	7,593	468
Income tax benefit	—	(14,042)	(16,583)
Depreciation and amortization	14,193	12,631	841
Share-based compensation expense	33,996	29,249	34,160
Litigation costs	9,395	2,588	1,483
Acquisition and restructuring costs	5,541	488	1,268
Write-off of long-lived assets	3,626	4,055	—
Non-cash loss on amendments of warrants	1,005	1,273	—
Contingent earn-out costs	—	—	14,300
Non-recurring fund-raising costs	—	224	—

Adjusted EBITDA	$24,233	$14,973	$(6,648)

	Three Months Ended
(In thousands)	December 31, 2017	December 31, 2016
Net loss attributable to cogint	$(5,977)	$(5,386)
Interest expense, net	2,585	2,032
Income tax benefit	—	(2,523)
Depreciation and amortization	3,733	3,519
Share-based compensation expense	6,294	7,308
Non-cash loss on amendments of warrants	1,005	—
Acquisition-related costs	749	57
Non-recurring legal and litigation costs	225	1,095
Non-recurring fund-raising costs	—	224

Adjusted EBITDA	$8,614	$6,326

We present adjusted EBITDA as a supplemental measure of our operating performance because we believe it provides useful information to our investors as it eliminates the impact of certain items that we do not consider indicative of our cash operations and ongoing operating performance. In addition, we use it as an integral part of our internal reporting to measure the performance of our reportable segments, evaluate the performance of our senior management and measure the operating strength of our business.

Adjusted EBITDA is a measure frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies similar to ours and is an indicator of the operational strength of our business. Adjusted EBITDA eliminates the uneven effect across all reportable segments of considerable amounts of non-cash depreciation and amortization, share-based compensation expense and write-off of long-lived assets.

Adjusted EBITDA is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, either operating income or net income as indicators of operating performance or to cash flows from operating activities as a measure of liquidity. The way we measure adjusted EBITDA may not be comparable to similarly titled measures presented by other companies, and may not be identical to corresponding measures used in our various agreements.

Spin-off of Red Violet

On February 12, 2018, the Company’s Board of Directors approved a plan to spin-off its data and analytics business, Red Violet, earlier than anticipated (the “Spin-off”). The Spin-off, which is governed by a Separation and Distribution Agreement as well as other related agreements between cogint and Red Violet, each entered into on February 27, 2018 (collectively, the “Spin-off Agreements”). The Company will contribute $20.0 million in cash to Red Violet upon completion of the Spin-off. Red Violet has filed with the SEC a Registration Statement on Form 10, registering under the Exchange Act, the shares of Red Violet to be distributed in the Spin-off. As a result, upon completion of the Spin-off, cogint stockholders will hold shares of two public companies, cogint and Red Violet. cogint common stock will continue trading on The NASDAQ Stock Market (“NASDAQ”).

On March 7, 2018, the Company announced that the Board of Directors established March 19, 2018 as the record date (the “Record Date”) and March 26, 2018 as the distribution date (the “Distribution Date”) for the Spin-off. On March 9, 2018, in order to meet NASDAQ initial listing requirement of a minimum $4.00 bid price, the Company adjusted the Spin-off ratio so that on the Distribution Date, stockholders of the Company will receive, by way of a dividend, one share of Red Violet common stock for each 7.5 shares of cogint common stock held as of the Record Date. On March 13, 2018, NASDAQ approved Red Violet’s application to list its common stock on NASDAQ under the symbol “RDVT.”

Pro forma of cogint reflecting the Spin-off of Red Violet (unaudited)

The following table includes the unaudited condensed consolidated pro forma statements of operations of cogint for the years ended December 31, 2017 and 2016 as if the Spin-off of Red Violet had been completed as of the beginning of the periods being presented.

	Pro Forma
	Year Ended December 31,
(In thousands)	2017	2016
Revenue	$211,690	$182,251
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	140,341	129,492
Sales and marketing expenses	16,176	13,501
General and administrative expenses	29,895	22,163
Depreciation and amortization	13,055	12,024
Write-off of long-lived assets	3,626	—

Total costs and expenses	203,093	177,180

Income from operations	8,597	5,071
Interest expense, net	(5,653)	(4,587)

Income before income taxes	2,944	484
Income taxes	1,122	184

Net income	$1,822	$300

Earnings per share:
Basic	$0.03	$0.01

Diluted	$0.02	$—

Weighted average number of shares outstanding:
Basic	72,369,185	57,322,752

Diluted	75,491,094	60,255,704

The unaudited pro forma disclosure gives effect to the following transactions and events as if they occurred at the beginning of the periods presented:

-Pursuant to the Spin-off Agreements mentioned above, cogint will spin-off Red Violet by distributing 100% of Red Violet’s common stock to holders of cogint’s common stock and certain warrants, as a stock dividend on the Record Date of the Spin-off. Upon the Spin-off, cogint will continue to trade on the NASDAQ, with Fluent being its wholly-owned subsidiary.

-Certain corporate expenses, such as corporate expenses related to legal services, accounting and finance services, and other professional services, incurred during the years ended December 31, 2017 and 2016 were allocated to cogint assuming the Spin-off occurred at the beginning of the periods presented. In addition, the pro forma also includes the impact of additional restricted stock units (“RSUs”) to be granted to the new cogint directors, and additional costs in relation to transition period services provided to cogint by Red Violet.

-cogint will refinance its debt upon the Spin-off of Red Violet. In preparation of the pro forma, we used the assumption of a five-year long-term debt in the aggregate amount of $70.0 million, with an estimated annual interest rate of 8.5%.

-On March 12, 2018, cogint accelerated the outstanding shares of stock options, RSUs and restricted stock held by certain employees, consultants, and directors, including only those employees who will continue with Red Violet upon completion of the Spin-off, subject to such employees still being employed or providing services on the acceleration date. The related compensation expense will be recorded fully in the discontinued operations prior to the Spin-off.

-Income taxes are based on an expected effective income tax rate of 38.1%. As a result of the tax reform legislation commonly known as the Tax Cuts and Jobs Act of 2017 (the “Act”), enacted on December 22, 2017, we expect the effective income tax rate to be lowered going forward.

-The pro forma basic weighted average number of shares outstanding is primarily computed based on the basic weighted average number of shares outstanding of cogint, plus the number of accelerated or vested but not delivered shares of RSUs previously granted to employees, consultants, and directors, including only those employees who will continue with Red Violet upon completion of the Spin-off. The pro forma diluted weighted average number of shares outstanding is primarily computed based on the pro forma basic weighted average number of shares outstanding, plus the outstanding RSUs that are not subject to acceleration.

We will continue to evaluate the financial performance of cogint after the Spin-off on a variety of key indicators, including adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure equal to net income, the most directly comparable financial measure based on US GAAP, adding back interest expense, income tax expense, depreciation and amortization, share-based compensation expense, write-off of long-lived assets and other adjustments, as noted in the table below. Also see “Use and Reconciliation of Non-GAAP Financial Measures” above for details.

	Pro Forma
	Year Ended December 31,
(In thousands)	2017	2016
Net income	$1,822	$300
Interest expense, net	5,653	4,587
Income tax expense	1,122	184
Depreciation and amortization	13,055	12,024
Share-based compensation expense	7,608	5,897
Write-off of long-lived assets	3,626	—
Litigation costs	204	106
Acquisition and restructuring costs	890	488

Adjusted EBITDA	$33,980	$23,586

The unaudited pro forma financial information is presented for informational purposes only, and may not necessarily reflect our future results of operations or what the results of operations would have been had we completed the Spin-off of Red Violet as of the beginning of the periods presented.

Investor Relations Contact:

Alex Partners, LLC
Scott Wilfong, 425-242-0891
President
Scott@alexpartnersllc.com